Exhibit 99.1
For Immediate Release
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858-1649
FOR MORE INFORMATION CONTACT:
Amber Zaske, Community Relations
Phone: 989-779-6309    Fax: 989-775-5501
Isabella Bank Corporation Announces First Quarter 2022 Earnings
Solid start to 2022 with net income of $4.7 million
Mt. Pleasant, Michigan, April 21, 2022 — Isabella Bank Corporation (the “Corporation”) (OTCQX: ISBA) has released solid earnings results for the first quarter of 2022. The Corporation reported net income of $4.7 million and earnings per common share of $0.63.
First quarter 2022 highlights include:
•Net interest income improved, compared to first quarter 2021, as interest expense declined 39%.
•Credit quality remained strong, with nonperforming loans representing only 0.06% of gross loans.
•Deposits grew $53.8 million, or 3.1% compared to December 31, 2021, largely driven by new customer accounts.
•Shareholders earned a cash dividend of $0.27 per share, with an annualized dividend yield of 4.18%, as of March 31, 2022.
“We have started the year with solid financial results for the first quarter," said Jae A. Evans, President & CEO. “As we look ahead, there are concerns about the impact inflation and events in other parts of the world may have on the financial services industry. However, as the Federal Reserve considers additional interest rate hikes throughout 2022 and beyond, we expect the yield on loans and investments to rise, enhancing the Bank's net interest margin.
"Amidst this uncertainty, our longstanding focus remains the same - invest in our communities, and in advanced technology that enhances the customer experience while actively pursuing strategies that reward our shareholders with an attractive dividend," Evans added.
Operating Results
Net income: Net income for the first quarter 2022 was $4.7 million, compared to $5.4 million in the first quarter of 2021, largely as the result of changes in loan provision and mortgage originations, as described below.
Net interest income: Net interest income for first quarter 2022 increased $278,000 compared to the same period in 2021. While interest income declined $528,000 due to low interest rates and a decrease in the Paycheck

Protection Program fee income, interest expense also decreased $806,000, or 38.6%, largely due to a reduction in higher-cost borrowings over the last year. During the first quarter, a $37,000 provision for loan losses expense was recorded, compared to a $523,000 provision reversal in the first quarter 2021 as our initial concerns over potential credit quality issues related to the onset of the pandemic did not materialize.
Noninterest income and expenses: Noninterest income increased $15,000 during the first quarter of 2022, compared to the same period in 2021. A $514,000 increase in service charges and fees nearly offset a $521,000 reduction in gain on sale of loans as residential mortgage originations declined by over 60%. Noninterest expenses for the first quarter increased $503,000, as a result of increased compensation and professional services as well as donations and community relations expenses as charitable organizations resumed activities and events.
Net yield on interest earning assets: The Corporation’s fully taxable equivalent net yield on interest earning assets was 2.86% for the first quarter of 2022, flat with the fourth quarter of 2021 and down from 2.98% compared to the same period in 2021. As rates began to decline in 2020, the implementation of strategic programs focused on improving the net yield, which included enhanced loan pricing and a reduced reliance on higher-cost borrowed funds and brokered deposits as funding sources, helped to minimize further declines in our net interest margin. If rates rise as expected, margin improvement is likely.
Balance Sheet
Assets: The Corporation had $2.1 billion in total assets and $2.8 billion of assets under management as of March 31, 2022. Managed assets included loans sold and serviced of $275.6 million and $501.8 million in investment and trust assets managed by Isabella Wealth.
Loans: Loans outstanding as of March 31, 2022 total $1.2 billion. During the first quarter, gross loans declined $82.7 million, largely driven by a $72 million reduction in advances to mortgage brokers, which is included within the commercial loan portfolio.
Deposits: Total deposits climbed to $1.8 billion as of March 31, 2022, an increase of $53.8 million, or 3.1%, since December 31, 2021. Growth in the first quarter is largely the result of new customer accounts.
Capital: The Bank is considered a “well-capitalized” institution, as its capital ratios exceeded the minimum designated requirements. As of March 31, 2022, the Bank’s Tier 1 Leverage Ratio was 8.74%, Tier 1 Capital Ratio was 13.83% and Total Capital Ratio was 14.56%. The minimum requirements to be considered well capitalized are a Tier 1 Leverage Ratio of 5.0%, Tier 1 Capital Ratio of 8.0% and Total Capital Ratio of 10.0%.
Dividend: During the first quarter of 2022, the Corporation paid a $0.27 per common share cash dividend. Based on the Corporation’s closing stock price of $25.85 as of March 31, 2022, the annualized cash dividend yield was 4.18%.

About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving the local banking needs of its customers and communities for 119 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services through Isabella Wealth. The Bank has locations throughout seven Mid-Michigan counties: Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the investors link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s market maker is Boenning & Scattergood, Inc. (www.boenninginc.com) and its investor relations firm is Renmark Financial Communications, Inc. (www.renmarkfinancial.com).
Forward-Looking Statements
This press release includes forward-looking statements. To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from the actual results. Additional information concerning some of the factors that could cause materially different results is included in the sections titled “Risk Factors” and “Forward Looking Statements” set forth in Isabella Bank Corporation’s filings with the Securities and Exchange Commission, which are available from the Securities and Exchange Commission’s Public Reference facilities and from its website at www.sec.gov.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31 2022	December 31 2021
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$18,611	$25,563
Interest bearing balances due from banks	142,575	79,767
Total cash and cash equivalents	161,186	105,330
Available-for-sale securities, at fair value	544,919	490,601
Mortgage loans available-for-sale	969	1,735
Loans
Commercial	727,614	807,439
Agricultural	88,169	93,955
Residential real estate	328,559	326,361
Consumer	74,029	73,282
Gross loans	1,218,371	1,301,037
Less allowance for loan and lease losses	9,204	9,103
Net loans	1,209,167	1,291,934
Premises and equipment	24,339	24,419
Corporate owned life insurance policies	32,341	32,472
Equity securities without readily determinable fair values	15,095	17,383
Goodwill and other intangible assets	48,298	48,302
Accrued interest receivable and other assets	24,619	19,982
TOTAL ASSETS	$2,060,933	$2,032,158
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$461,473	$448,352
Interest bearing demand deposits	387,187	364,563
Certificates of deposit under $250 and other savings	843,341	818,841
Certificates of deposit over $250	72,160	78,583
Total deposits	1,764,161	1,710,339
Borrowed funds
Federal funds purchased and repurchase agreements	51,353	50,162
FHLB advances	10,000	20,000
Subordinated debt, net of unamortized issuance costs	29,181	29,158
Total borrowed funds	90,534	99,320
Accrued interest payable and other liabilities	10,396	11,451
Total liabilities	1,865,091	1,821,110
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,542,758 shares (including 111,482 shares held in the Rabbi Trust) in 2022 and 7,532,641 shares (including 105,654 shares held in the Rabbi Trust) in 2021	129,189	129,052
Shares to be issued for deferred compensation obligations	4,691	4,545
Retained earnings	78,295	75,592
Accumulated other comprehensive income (loss)	(16,333)	1,859
Total shareholders’ equity	195,842	211,048
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,060,933	$2,032,158

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended March 31
	2022	2021
Interest income
Loans, including fees	$12,378	$13,097
Available-for-sale securities
Taxable	1,615	1,165
Nontaxable	660	865
Federal funds sold and other	109	163
Total interest income	14,762	15,290
Interest expense
Deposits	936	1,668
Borrowings
Federal funds purchased and repurchase agreements	9	16
FHLB advances	72	405
Subordinated debt, net of unamortized issuance costs	266	—
Total interest expense	1,283	2,089
Net interest income	13,479	13,201
Provision for loan losses	37	(523)
Net interest income after provision for loan losses	13,442	13,724
Noninterest income
Service charges and fees	2,209	1,695
Wealth management fees	754	696
Net gain on sale of mortgage loans	224	745
Earnings on corporate owned life insurance policies	210	186
Gains from redemption of corporate owned life insurance policies	52	146
Other	98	64
Total noninterest income	3,547	3,532
Noninterest expenses
Compensation and benefits	6,074	5,877
Furniture and equipment	1,450	1,373
Occupancy	966	945
Other	2,830	2,622
Total noninterest expenses	11,320	10,817
Income before federal income tax expense	5,669	6,439
Federal income tax expense	935	1,041
NET INCOME	$4,734	$5,398
Earnings per common share
Basic	$0.63	$0.68
Diluted	$0.62	$0.67
Cash dividends per common share	$0.27	$0.27

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	March 31, 2022			March 31, 2021
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,235,788	$12,378	4.01%	$1,201,693	$13,097	4.36%
Taxable investment securities	421,503	1,615	1.53%	190,450	1,165	2.45%
Nontaxable investment securities	101,604	920	3.62%	131,850	1,194	3.62%
Fed funds sold	3	—	0.06%	2	—	0.01%
Other	163,353	109	0.27%	295,104	163	0.22%
Total earning assets	1,922,251	15,022	3.13%	1,819,099	15,619	3.43%
NONEARNING ASSETS
Allowance for loan losses	(9,128)			(9,833)
Cash and demand deposits due from banks	26,839			28,944
Premises and equipment	24,461			25,151
Accrued income and other assets	102,805			113,101
Total assets	$2,067,228			$1,976,462

INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$383,474	$50	0.05%	$315,189	$77	0.10%
Savings deposits	615,335	159	0.10%	531,302	149	0.11%
Time deposits	290,146	727	1.00%	367,892	1,442	1.57%
Federal funds purchased and repurchase agreements	49,058	9	0.07%	54,145	16	0.12%
FHLB advances	14,889	72	1.93%	90,000	405	1.80%
Subordinated debt, net of unamortized issuance costs	29,166	266	3.65%	—	—	—%
Total interest bearing liabilities	1,382,068	1,283	0.37%	1,358,528	2,089	0.62%
NONINTEREST BEARING LIABILITIES
Demand deposits	458,343			383,189
Other	16,898			13,910
Shareholders’ equity	209,919			220,835
Total liabilities and shareholders’ equity	$2,067,228			$1,976,462
Net interest income (FTE)		$13,739			$13,530
Net yield on interest earning assets (FTE)			2.86%			2.98%

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	March 31 2022	March 31 2021	March 31 2020
PER SHARE
Basic earnings	$0.63	$0.68	$0.39
Diluted earnings	$0.62	$0.67	$0.38
Dividends	$0.27	$0.27	$0.27
Tangible book value	$19.56	$21.35	$21.10
Quoted market value
High	$26.00	$22.50	$24.50
Low	$24.50	$19.45	$16.00
Close (1)	$25.85	$21.75	$18.00
Common shares outstanding (1)	7,542,758	7,958,883	7,921,291
Average number of common shares outstanding	7,533,711	7,969,462	7,892,421
Average number of diluted common shares outstanding	7,639,688	8,088,524	8,055,607
PERFORMANCE RATIOS
Return on average total assets	0.92%	1.09%	0.68%
Return on average shareholders' equity	9.02%	9.78%	5.68%
Return on average tangible shareholders' equity	11.72%	12.53%	7.35%
Net interest margin yield (FTE)	2.86%	2.98%	2.98%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$275,556	$298,514	$257,285
Assets managed by Isabella Wealth	$501,829	$454,459	$359,968
Total assets under management	$2,838,318	$2,768,405	$2,433,157
ASSET QUALITY (1)
Nonaccrual status loans	$747	$4,532	$6,913
Performing troubled debt restructurings	$22,335	$28,947	$20,228
Foreclosed assets	$187	$384	$564
Net loan charge-offs (recoveries)	$(64)	$(50)	$30
Nonperforming loans to gross loans	0.06%	0.38%	0.59%
Nonperforming assets to total assets	0.05%	0.26%	0.43%
Allowance for loan and lease losses to gross loans	0.76%	0.78%	0.74%
CAPITAL RATIOS (1)
Shareholders' equity to assets	9.50%	10.83%	11.87%
Tier 1 leverage	8.12%	8.56%	9.09%
Common equity tier 1 capital	12.83%	13.77%	12.72%
Tier 1 risk-based capital	12.83%	13.77%	12.72%
Total risk-based capital	15.84%	14.54%	13.41%
(1) At end of period

SUPPLEMENTAL BALANCE SHEET DATA (UNAUDITED)
(Dollars in thousands)

	March 31 2022	December 31 2021	September 30 2021	June 30 2021	March 31 2021
Commercial	$727,614	$807,439	$757,993	$723,888	$725,540
Agricultural	88,169	93,955	93,782	95,197	91,629
Residential real estate	328,559	326,361	321,620	312,567	305,909
Consumer	74,029	73,282	75,163	75,011	72,840
Gross loans	$1,218,371	$1,301,037	$1,248,558	$1,206,663	$1,195,918

	March 31 2022	December 31 2021	September 30 2021	June 30 2021	March 31 2021
Noninterest bearing demand deposits	$461,473	$448,352	$430,950	$428,410	$404,710
Interest bearing demand deposits	387,187	364,563	374,137	326,971	328,440
Savings deposits	635,195	596,662	572,136	549,134	555,688
Certificates of deposit	279,708	297,696	312,027	326,214	331,413
Brokered certificates of deposit	—	—	—	—	14,029
Internet certificates of deposit	598	3,066	3,066	5,777	9,301
Total deposits	$1,764,161	$1,710,339	$1,692,316	$1,636,506	$1,643,581

	March 31 2022	December 31 2021	September 30 2021	June 30 2021	March 31 2021
U.S. Treasury	$218,268	$209,703	$192,069	$132,593	$29,371
States and political subdivisions	114,015	121,205	128,689	130,960	140,329
Auction rate money market preferred	2,867	3,242	3,246	3,260	3,224
Mortgage-backed securities	49,578	56,148	62,030	68,155	75,835
Collateralized mortgage obligations	152,441	92,301	100,767	109,294	116,865
Corporate	7,750	8,002	7,583	4,192	1,700
Available-for-sale securities, at fair value	$544,919	$490,601	$494,384	$448,454	$367,324

	March 31 2022	December 31 2021	September 30 2021	June 30 2021	March 31 2021
Securities sold under agreements to repurchase without stated maturity dates	$51,353	$50,162	$67,519	$62,274	$51,967
FHLB advances	10,000	20,000	60,000	70,000	90,000
Subordinated debt, net of unamortized issuance costs	29,181	29,158	29,136	29,121	—
Total borrowed funds	$90,534	$99,320	$156,655	$161,395	$141,967

SUPPLEMENTAL STATEMENTS OF INCOME DATA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended March 31
	2022	2021
Service charges and fees
ATM and debit card fees	$1,093	$999
Service charges and fees on deposit accounts	609	436
Net OMSR income (loss)	264	(32)
Freddie Mac servicing fee	171	214
Other fees for customer services	72	78
Total service charges and fees	2,209	1,695
Wealth management fees	754	696
Net gain on sale of mortgage loans	224	745
Earnings on corporate owned life insurance policies	210	186
Gains from redemption of corporate owned life insurance policies	52	146
Other	98	64
Total noninterest income	$3,547	$3,532

	Three Months Ended March 31
	2022	2021
Compensation and benefits	$6,074	$5,877
Furniture and equipment	1,450	1,373
Occupancy	966	945
Other
Audit, consulting, and legal fees	549	436
ATM and debit card fees	434	417
Donations and community relations	287	146
Marketing costs	239	209
Memberships and subscriptions	217	211
Director fees	201	159
Loan underwriting fees	182	190
FDIC insurance premiums	125	231
All other	596	623
Total other noninterest expenses	2,830	2,622
Total noninterest expenses	$11,320	$10,817